UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 25, 2023
Date of Report (Date of earliest event reported)

Truist Financial Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 North Tryon Street
Charlotte,	North Carolina	28202
(Address of principal executive offices)		(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 ) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Annual Meeting

On April 25, 2023, Truist Financial Corporation (the “Corporation”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 1,164,570,205 shares of the Corporation’s common stock were present or represented by proxy at the meeting. This represented approximately 87.68% of the Corporation’s 1,328,140,081 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The Corporation’s shareholders voted on five proposals and cast their votes as described below. The proposals are described in the Corporation’s 2023 Proxy Statement.

Proposal 1: Election of Directors

Each of the individuals named below was elected to serve as a director of the Corporation for a one-year term expiring at the 2024 Annual Meeting of Shareholders:

Name	Votes For	Votes Against	Abstentions
Jennifer S. Banner	968,342,191	38,789,736	2,762,615
K. David Boyer, Jr.	981,916,529	25,136,702	2,841,311
Agnes Bundy Scanlan	959,243,278	47,696,880	2,954,384
Anna R. Cablik	979,079,107	27,947,286	2,868,149
Dallas S. Clement	992,302,729	14,528,851	3,062,962
Paul D. Donahue	991,019,913	15,856,472	3,018,157
Patrick C. Graney III	991,524,131	15,337,615	3,032,796
Linnie M. Haynesworth	994,989,678	11,873,856	3,031,008
Kelly S. King	988,586,364	18,662,319	2,645,859
Easter A. Maynard	987,233,645	19,812,949	2,847,948
Donna S. Morea	997,948,335	8,847,672	3,098,535
Charles A. Patton	983,241,433	23,488,860	3,164,249
Nido R. Qubein	988,260,024	18,544,266	3,090,252
David M. Ratcliffe	987,622,010	19,288,840	2,983,692
William H. Rogers, Jr.	941,742,157	62,469,297	5,683,088
Frank P. Scruggs, Jr.	990,593,472	16,130,195	3,170,875
Christine Sears	990,682,518	16,217,091	2,994,933
Thomas E. Skains	970,250,360	36,418,665	3,225,517
Bruce L. Tanner	995,744,229	10,924,260	3,226,053
Thomas N. Thompson	975,213,679	31,510,916	3,169,947
Steven C. Voorhees	978,532,871	28,225,824	3,135,847
There were 154,675,663 broker non-votes for each director on this proposal.

Proposal 2: Ratification of External Auditor

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2023.

Votes For	Votes Against	Abstentions
1,124,044,128	37,596,147	2,929,930
There were no broker non-votes for this proposal.

Proposal 3: Advisory Vote Regarding the Corporation’s Executive Compensation Program

Shareholders approved the Corporation’s executive compensation program as described in the Corporation’s 2023 Proxy Statement.

Votes For	Votes Against	Abstentions
937,994,398	65,669,201	6,230,943
There were 154,675,663 broker non-votes for this proposal.

Proposal 4: Advisory Vote on the Frequency of the Corporation’s “Say-on-Pay” Votes

Shareholders approved having an advisory vote on the Corporation’s executive compensation program every year.

Every Year	Every Two Years	Every Three Years	Abstentions
989,451,784	4,113,797	12,742,673	3,586,288
There were 154,675,663 broker non-votes for this proposal.

In light of the shareholder vote, and in keeping with the Board’s recommendation on Proposal 4, the Corporation will hold a “say-on-pay” vote annually until the next vote on the frequency of “say-on-pay” votes is required (which will be no later than the 2029 Annual Meeting of Shareholders) or until the Board determines that a different frequency for “say-on-pay” votes is in the best interest of the Corporation and its shareholders.

Proposal 5: Shareholder Proposal Regarding an Independent Chairman of the Board of Directors

Shareholders did not approve the proposal regarding an independent Chairman of the Board of Directors.

Votes For	Votes Against	Abstentions
260,413,172	744,002,537	5,478,833
There were 154,675,663 broker non-votes for this proposal.

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: April 28, 2023